UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2018

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

As CHS Inc. (the “Company”) has previously reported, on July 22, 2016, the Company entered into a Sale and Contribution Agreement, as amended on February 1, 2017, and July 18, 2017 (as so amended, the “Sale Agreement”), by and among the Company, CHS Capital, LLC, a wholly-owned subsidiary of the Company (“CHS Capital”), and Cofina Funding, LLC, a wholly-owned bankruptcy remote indirect subsidiary of the Company (“Cofina Funding”). As the Company has also previously reported, on July 18, 2017, the Company entered into an Amended and Restated Receivables Purchase Agreement, as amended on June 28, 2018 (as so amended, the “Receivables Purchase Agreement”), by and among the Company, as servicer, Cofina Funding, as seller, Victory Receivables Corporation (“Victory”) and Nieuw Amsterdam Receivables Corporation B.V. (“Nieuw Amsterdam”), as conduit purchasers, Coöperatieve Rabobank U.A. (“Rabobank”), as a committed purchaser, Coöperatieve Rabobank U.A., New York Branch (“Rabobank New York”), as purchaser agent for the Rabobank Purchaser Group, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG”), as administrative agent, a committed purchaser and purchaser agent for the MUFG Purchaser Group. On August 30, 2018, the Company entered into an Omnibus Amendment No. 3 (the “Omnibus Amendment”) by and among the Company, CHS Capital, Cofina Funding, MUFG, Victory, Nieuw Amsterdam, Rabobank and Rabobank New York, pursuant to which certain technical amendments were made to the Sale Agreement and the Receivables Purchase Agreement.

Pursuant to the Sale Agreement, as amended by the Omnibus Amendment, the Company and CHS Capital will continue to, from time to time, assign, sell and contribute their rights to certain loans and receivables and certain related property (collectively, the “Assets”) to Cofina Funding. Pursuant to the Receivables Purchase Agreement, as amended by the Omnibus Amendment, Cofina Funding will continue to sell and assign up to an aggregate amount of $700 million of the Assets to the conduit purchasers, committed purchasers and purchaser agents under the Receivables Purchase Agreement (the “RPA Purchasers”). Cofina Funding finances its purchase of the Assets with cash available, including cash received upon the resale of the Assets to the RPA Purchasers, and by issuing subordinated promissory notes (the “Notes”) to the Company and CHS Capital for the amount of the purchase price of the Asset not paid in cash. The Receivables Purchase Agreement, as amended by the Omnibus Amendment, is scheduled to terminate on June 27, 2019, unless earlier terminated upon 60 days’ prior written notice by Cofina Funding.

On August 30, 2018, (i) the Company entered into a Master Framework Agreement (the “Framework Agreement”) by and among the Company, as a seller and as agent for the sellers, CHS Capital, as a seller, and MUFG, as a buyer and as agent for the buyer, (ii) the Company entered into a 1996 SIFMA Master Repurchase Agreement (the “Company MRA”) between the Company and the buyer under the Framework Agreement (the “MFA Buyer”), including Annex I thereto (and as amended thereby), and (ii) CHS Capital entered into a 1996 SIFMA Master Repurchase Agreement (together with the Framework Agreement and the Company MRA, the “Repurchase Facility”) between CHS Capital and the MFA Buyer, including Annex I thereto (and as amended thereby).

Under the Repurchase Facility, CHS and CHS Capital may each request that the MFA Buyer transfer funds to them in exchange for a transfer of Notes, with a simultaneous agreement by CHS or CHS Capital, as applicable, to transfer funds to the MFA Buyer at a date certain or on the MFA Buyer’s demand in exchange for the return of such Notes (collectively, the “Transactions”), with an aggregate amount of funds agreed to be transferred to the MFA Buyer in exchange for the return of Notes not to exceed $150 million at any time outstanding. The Framework Agreement provides that the MFA Buyer has the option to elect to either enter into the proposed Transaction with CHS or CHS Capital, as applicable, or to decline such request to enter into such Transaction. The Framework Agreement contains various customary representations and warranties and affirmative and negative covenants, and also contains customary default, indemnification and termination provisions. The Repurchase Facility is scheduled to terminate concurrently with the termination of the Receivables Purchase Agreement, as amended by the Omnibus Amendment.

On August 30, 2018, in connection with the Repurchase Facility, the Company provided a customary guaranty of CHS Capital’s obligations thereunder in favor of the MFA Buyer (the “Guaranty”).

MUFG and Rabobank are parties to one or more of the Company’s outstanding credit facilities, including the 2015 Amended and Restated Credit Agreement (5-Year Revolving Loan), dated September 4, 2015, by and between the Company, CoBank, ACB, as a syndication party and as the administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the other syndication parties party thereto. In addition, MUFG and Rabobank are holders of notes issued by the Company under the Note Purchase and Private Shelf Agreement, dated April 13, 2004, between the Company and Prudential Capital Group. Also, certain parties to the Omnibus Amendment, the Repurchase Facility and/or the Guaranty and/or their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: September 5, 2018	By:	/s/ Timothy Skidmore
Timothy Skidmore
Executive Vice President and Chief Financial Officer